Exhibit 99.1

Genesee & Wyoming Australia Enters Into Agreements to Acquire Glencore Rail and to Concurrently Issue a 49% Equity Stake to Macquarie Infrastructure and Real Assets

DARIEN, Conn. –(BusinessWire)–Genesee & Wyoming Inc. (G&W) (NYSE: GWR) announced today that its subsidiary Genesee & Wyoming Australia (GWA) has entered into agreements to acquire Glencore Rail (GRail) for A$1.14 billion and concurrently issue a 49% equity stake in GWA to funds managed by Macquarie Infrastructure and Real Assets (MIRA).

Transaction Highlights

•	Strengthens GWA’s nationwide footprint in Australia by adding a significant presence in the Hunter Valley coal supply chain in New South Wales complementing GWA’s existing intermodal, agricultural and mining business in South Australia and the Northern Territory

•	Initial financial impact to G&W is expected to be neutral to G&W’s Net Income and EPS, and modestly free cash flow accretive. In the medium term, G&W expects significant Net Income, EPS and free cash flow accretion from anticipated growth under the rail haulage contract

•	Acquisition of GRail for A$1.14 billion (US$866 million at current exchange rates) adds A$100 million of 2017E EBITDA (US$76 million), which is expected to grow to A$150 million (US$114 million) in the medium term supported by a long-term take-or-pay and exclusivity contract with Glencore Coal Pty Limited (GC)(1)

•	Creation of GWA partnership (51% G&W and 49% MIRA) with an enterprise value of A$2 billion (Adjusted EBITDA of A$180 million from combined GRail and existing GWA run-rate) joins operating expertise of GWA with financial resources of MIRA, the largest manager of infrastructure assets globally(1)

•	Transaction expected to close on December 1, 2016, subject to Australian Foreign Investment Review Board approval

G&W and MIRA Comments

Jack Hellmann, President and CEO of G&W, commented, “The acquisition of Glencore Rail solidifies GWA’s position as the most efficient rail operator with the highest service quality in the Australian rail market. Through the acquisition and 49% new equity issued to MIRA, we are effectively doubling the size of GWA and retaining 51% of a business with stronger long-term free cash flow and a significant portion of GWA’s rail shipments under long-term, take-or-pay contracts.”

“We are pleased to be enhancing our existing relationship with Glencore through a two-decade rail haulage contract that provides for exclusive rights to rail shipments from some of the premier steam coal mines in the world, serving end users in Japan, South Korea, Taiwan and Southeast Asia. Furthermore, we believe that our partnership with a world class Australian infrastructure investor in MIRA will enable us to leverage our rail platform for extensive future growth within Australia.”

Frank Kwok, Asia-Pacific Co-Head of MIRA, said, “We are pleased to be partnering with G&W, a leading global rail operator in their Australian business. GWA is a strong business that owns and operates essential rail infrastructure supporting industries primarily operating in regional Australia. For MIRA, this agreement expands our infrastructure footprint in Australia and allows us to contribute our international experience investing and managing transport and transport services assets.”

Description of Glencore Rail (GRail)

GRail’s coal haulage business was established in 2010 as an alternative rail service provider to the incumbent railroads in the Hunter Valley and has grown to be the third largest coal haulage business in Australia. G&W’s Freightliner Australia subsidiary (acquired by G&W in March 2015) has been the rail operator of GRail since inception and presently provides haulage and logistics services for approximately 40 million tonnes per year of steam coal that is among the lowest cost and highest quality coal in the world. These services will continue following the GRail transaction.

In conjunction with the acquisition of GRail, GWA will enter into a 20-year rail haulage contract with GC. The rail haulage contract will contain rights, subject to certain limitations, to exclusively haul all coal produced at GC’s existing mines in the Hunter Valley to the Port of Newcastle and will have minimum guaranteed volumes over the first 18 years. Initial volumes under the rail haulage contract are expected to be approximately 40 million tonnes per year. GC’s obligations under the contract will be guaranteed by Glencore plc (LN: GLEN).

The GRail transaction includes the acquisition of nine train sets (30 locomotives and 894 wagons). Rail haulage service is operated on government-owned, open-access track that is coordinated by a neutral third party. Track access fees will continue to be paid directly by GC.

In addition to being the most efficient operator in the Hunter Valley, GWA’s quarterly service performance under the existing contract with GRail has consistently exceeded 99% of GC’s ordered tonnes for export. Following the acquisition, GWA plans to deploy surplus high-horsepower locomotives from South Australia to New South Wales to pursue new business opportunities and provide additional redundancy for the existing coal haulage operations. In the medium term, GWA anticipates purchasing two additional train sets (approximately A$50 million per train set) to handle incremental tonnages that are expected to be available under the rail haulage contract with GC.

GWA Financial Overview

Since GWA presently operates the GRail business (since the 2015 acquisition of Freightliner), the revenues and operating costs associated with GRail have been included in GWA’s financial results; therefore, the table below highlights the anticipated incremental contribution from the GRail acquisition on G&W’s Australian Operations (GWA Combined).

A$ in millions	GWA(a)		Incremental GRail(b)		GWA Combined
Revenue	A$	290	A$	100	A$	390
Net Income		(4)		NM		~(4)
Adjusted Net Income		22		NM		~22
Adjusted EBIT		42		58		100
D&A		38		42		80
Adjusted EBITDA		80		100		180
Average Sustaining Annual Capital Expenditures		20		5		25

(a)	Approximate run-rate of existing GWA operations, adjusted to exclude the impairment and related costs recorded in the first quarter of 2016 and costs incurred to the transactions described herein(1)
(b)	Year 1 expectations for GRail. Net Income for GRail includes the consolidated impact of the capitalization of GWA following the transaction and excludes MIRA’s 49% share of GWA’s Net Income

To create the A$2 billion enterprise value partnership, G&W and MIRA are contributing a combined A$1.3 billion in the form of cash, shareholder loans and contributed equity, and GWA is entering into a five-year A$690 million senior secured term loan facility that is non-recourse to G&W and MIRA. These proceeds will be used to acquire GRail for A$1.14 billion, repay GWA’s existing A$250 million term loan (under G&W’s credit facility) and pay A$32 million of transaction costs.

Sources	A$ in millions
New AUD Bank Debt	A$	690
MIRA (equity & SH loan)		644
GWA Equity (contributed)		597
New Cash from G&W		88

Total Sources	A$	2,019

Uses	A$ in millions
Purchase GRail	A$	1,140
Repay GWA Term Loan		250
GWA Equity (contributed)		597
Transaction Costs		32

Total Uses	A$	2,019

The new A$690 million senior secured term loan from the Australian bank facility is initially priced at BBSY +290 bps (BBSY is analogous to LIBOR). GWA anticipates it will enter into interest rate hedging contracts to fix 75% of interest payments for the first three years and 50% of interest payments over the remaining two years. All-in interest cost for the A$690 million senior secured term loan facility is approximately 5% per annum inclusive of the amortization of upfront fees. The new A$690 million bank facility is non-recourse to G&W.

In addition, GWA will incur approximately A$14 million of interest expense associated with a A$240 million non-recourse subordinated shareholder loan from MIRA used to fund a portion of its equity contribution (note G&W has a matching shareholder loan for a portion of its contributed equity that is eliminated in consolidation).

G&W will also contribute A$88 million (US$67 million) in cash that will be drawn under G&W’s revolving credit facility at a current borrowing cost of 2.5%.

Financial Impact on G&W

G&W expects the transaction to be initially EPS neutral, subject to finalization of acquisition accounting under U.S. GAAP, and for the transaction to be modestly free cash flow accretive. In the medium term, G&W expects significant EPS and free cash flow accretion from anticipated growth under the terms of the rail haulage contract.

Following the transaction, G&W will continue to consolidate 100% of GWA in its financial statements and will record a noncontrolling interest for MIRA’s 49% equity ownership. The incremental financial impact to G&W’s consolidated financial results is expected to include US$76 million (A$100 million) of revenue, US$44 million (A$58 million) of EBIT, US$32 million (A$42 million) of depreciation & amortization, US$30 million of interest expense (A$40 million), US$9 to US$10 million of net income attributable to noncontrolling interest for MIRA’s 49% stake (A$12 to A$13 million) and US$3.8 million (A$5 million) of capital expenditures.

The expected US$30 million (A$40 million) incremental interest expense includes the net impact of the new A$690 million term loan facility (~5% interest rate) compared to GWA’s existing interest expense (A$250 million at a ~4% interest rate), as well as the interest expense from the A$88 million (~2.5% interest rate) that G&W is contributing to the partnership and interest expense from the A$240 million shareholder loan (~6% interest rate) used to fund a portion of MIRA’s investment.

G&W has concurrently entered into an amendment to its Senior Secured Syndicated Facility Agreement (the “credit facility”) to, among other things, remove GWA as a borrower and guarantor under the credit facility upon the consummation of the GRail transaction. As a result of removing GWA from the credit facility, G&W will not include GWA’s debt, interest cost or EBITDA in determining compliance with the financial covenants under G&W’s credit facility but will include cash distributions received from GWA; we expect these changes and this transaction will not have a material effect on G&W’s leverage.

G&W Advisors

Bank of America Merrill Lynch served as financial advisor. Allens served as legal advisor on the GRail acquisition and formation of the GWA partnership, and King & Wood Mallesons served as legal advisor on the Australian debt financing.

MIRA Advisors

Macquarie Capital served as financial advisor. Norton Rose Fulbright served as legal advisor.

About G&W

Genesee & Wyoming owns or leases 121 freight railroads worldwide that are organized in 10 operating regions with approximately 7,200 employees and more than 2,800 customers.

•	G&W’s eight North American regions serve 41 U.S. states and four Canadian provinces and include 114 short line and regional freight railroads with more than 13,000 track-miles.

•	G&W’s Australia Region provides rail freight services in New South Wales, the Northern Territory and South Australia and operates the 1,400-mile Tarcoola-to-Darwin rail line.

•	G&W’s U.K./Europe Region is led by Freightliner, the U.K.’s largest rail maritime intermodal operator and second-largest rail freight company. Operations also include heavy-haul in Poland and Germany and cross-border intermodal services connecting Northern European seaports with key industrial regions throughout the continent.

G&W subsidiaries provide rail service at more than 40 major ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

For more information, visit gwrr.com.

About GWA

Genesee & Wyoming Australia (GWA) operates nearly 5,000 km of track in South Australia and the Northern Territory, including the 2,200-km Tarcoola-to-Darwin railway, and has approximately 600 employees, 90 locomotives and 1,100 wagons. An accredited rail-service provider in six Australian states (all but Tasmania), GWA provides intermodal service six days per week on the Adelaide-to-Darwin corridor as well as intrastate haulage of bulk commodities including grain, steel and minerals, and operates a coal haulage service under contract in New South Wales transporting approximately 40 million tonnes annually.

About MIRA

MIRA is part of Macquarie Asset Management, the asset management arm of global financial services institution Macquarie Group.

MIRA pioneered Infrastructure as an asset class for institutional investors. For more than 20 years it has been investing in and managing the assets that people use every day – extending beyond infrastructure to real estate, agriculture and energy.

MIRA’s regional teams of operational and financial experts work where MIRA’s funds invest and their portfolio companies operate. They are part of a far reaching global team which helps MIRA clients to see across the regions and deep into local markets.

MIRA has assets under management of $US104 billion invested in 130 portfolio businesses, ~300 properties and 2.8 million hectares of farmland (as at 31 March 2016).

For more information, visit www.mirafunds.com

This press release contains “forward-looking statements” relating to the proposed transaction by G&W and GWA. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in G&W’s Annual Report on Form 10-K for the most recently ended fiscal year. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:

Genesee & Wyoming Inc.

Media:

Michael Williams, 203-202-8916

mwilliams@gwrr.com

Investor:

T.J. Gallagher, 203-202-8904

tjgallagher@gwrr.com

or

Tom Savage, 203-202-8914

tsavage@gwrr.com

(1)	Earnings before interest and taxes (EBIT), adjusted EBIT, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA and adjusted Net Income are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to the most directly comparable financial measures calculated in accordance with GAAP, is included in the tables attached to this press release.

Non-GAAP Financial Measures

This press release contains references to earnings before interest and taxes (EBIT), adjusted EBIT, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA and adjusted Net Income, which are “non-GAAP financial measures” as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Management views these non-GAAP financial measures as important measures of G&W’s operating performance. These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measure ($ in AUD in millions).

GWA Adjusted Net Income Reconciliation

GWA
Net income	$(4)
Add back certain items
Australia impairment and related costs	28
Corporate development and related costs	5
Restructuring costs	1
Provision for income taxes	(8)

Adjusted net income	$22

GWA Adjusted EBIT and EBITDA Reconciliation

	Three Months Ended March 31, 2016	Three Months Ended June 30, 2016	Three Months Ended September 30, 2016	Three Months Ended December 31, 2016 - Guidance	Twelve Months Ended December 31, 2016 - Guidance
Net income/(loss)	$(14.9)	$6.0	$1.1	$3.7	$(4.1)
Add back:
Provision for/(benefit from) income taxes	(3.3)	3.0	1.1	1.7	2.5
Interest expense - net	3.3	3.2	2.9	2.8	12.2

EBIT	$(14.9)	$12.2	$5.0	$8.2	$10.6
Depreciation and amortization expense	9.3	9.7	9.4	9.9	38.3

EBITDA	$(5.6)	$21.9	$14.4	$18.1	$48.9
Add back certain items
Australia impairment and related costs	28.2	—	—	—	28.2
Corporate development and related costs	0.2	1.1	3.9	0.1	5.3
Restructuring costs	0.9	—	0.1	—	1.0
Net gain on sale of assets	—	—	—	0.2	0.2

Adjusted EBIT	$14.4	$13.3	$9.0	$8.5	$45.3

Adjusted EBITDA	$23.7	$23.0	$18.4	$18.5	$83.6

Adjusted EBIT Rounded					$45

Adjusted EBITDA Rounded					$80

GWA Combined EBIT and EBITDA Reconciliation

	GWA	Incremental Transaction Impact	GWA Combined
Net income	$(4)	$4	$—
Add back:
Provision income taxes	2	1	3
Interest expense - net	12	53	65

EBIT	$11	$58	$69
Depreciation and amortization expense	38	42	80

EBITDA	$49	$100	$149
Add back certain items
Australia impairment and related costs	28	—	28
Corporate development and related costs	5	—	5
Restructuring costs	1	—	1

Adjusted EBIT	$45	$58	$103

Adjusted EBITDA	$84	$100	$184

Adjusted EBIT Rounded	$45	$55	$100

Adjusted EBITDA Rounded	$80	$100	$180